UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2007

OncoVista Innovative Therapies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-28347	23-2426437
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14785 Omicron Drive, Suite 104, San Antonio, TX	78245
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (210) 677-6000

Aviation Upgrade Technologies, Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

This Second Amendment to Current Report on Form 8-K is being filed for the sole purpose of updating the Management Discussion and Analysis and the unaudited financial statements of OncoVista, Inc. as of June 30, 2007 contained in the First Amendment to Current Report on Form 8-K filed with the Securities and Exchange Commission on November 19, 2007.

Unless the context requires otherwise, references to the “Company,” “OncoVista-Sub” “we,” “our” and “us” for periods prior to the closing of the reverse merger on November 13, 2007, refer to OncoVista, Inc., a private Delaware corporation that is now the Registrant’s wholly-owned subsidiary, and references to the “Company,” “OncoVista-Sub,” “we,” “our” and “us” for periods subsequent to the closing of the reverse merger on November 13, 2007, refer to OncoVista Innovative Therapies, Inc. (formerly Aviation Upgrade Technologies, Inc.), a publicly traded company and its direct and indirect subsidiaries including OncoVista-Sub.

MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATIONS

The following management’s discussion and analysis of financial condition and plan of operations contains forward-looking statements which involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. We assume no obligation to update forward-looking statements or the risk factors. You should read the following discussion in conjunction with our financial statements and related notes filed as an exhibit to the registration statement of which this prospectus forms a part.

Overview

We are a biopharmaceutical company engaged in the development and commercialization of targeted cancer therapies both through the acquisition of rights to technologies and drugs from others and through the development of proprietary products. We intend to identify, develop, and rapidly commercialize innovative therapies for the safer and more efficacious treatment and cure of cancer. By commercializing our novel therapeutics, we plan to address a significant share of the U.S. market for cancer therapeutics that Frost and Sullivan currently estimates at $32 billion and expects to grow to $70 billion by 2010. In addition, our proprietary diagnostic technology facilitates stratification of clinical trial patients. We believe that the development of targeted approaches to the administration of anticancer agents should lead to improved outcomes and/or reduced toxicity. Our headquarters are located at 14785 Omicron Drive, Suite 104, San Antonio, Texas 78245.

OncoVista Innovative Therapies, Inc. (formerly Aviation Upgrade Technologies, Inc.) was incorporated on January 8, 1999 under the laws of the State of Nevada. In April 2001, we signed a licensing agreement with Torbjörn Lundqvist, our  former founder, chief executive officer director and majority stockholder, for the worldwide marketing rights for an electronic tire valve cap that may be used on airplanes but was designed primarily for automobiles. On August 16, 2007, we terminated the license agreement and ceased all business operations. On November 13, 2007, we completed a reverse merger, pursuant to which a wholly-owned subsidiary of ours merged with and into a privately held Delaware corporation, OncoVista-Sub with OncoVista-Sub surviving as a wholly owned subsidiary of ours. As a result of the merger, OncoVista-Sub’s business operations became our sole line of business.

For financial reporting purposes, OncoVista-Sub and not us, is considered the accounting acquiror. Accordingly, the historical financial statements presented and the discussion of financial condition and results of operations herein are those of OncoVista-Sub and do not include our historical financial results. The merger is being accounted for as a reverse acquisition and recapitalization of OncoVista-Sub for financial accounting purposes. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the merger will be those of OncoVista-Sub and will be recorded at the historical cost basis of OncoVista-Sub, and the consolidated financial statements after completion of the merger will include our assets and liabilities and the assets and liabilities of OncoVista-Sub, historical operations of OncoVista-Sub and our operations from the closing date of the merger.

In December 2005, we obtained the rights to AdnaGen's diagnostic technology through the acquisition of a 51% equity interest in AdnaGen AG of Germany. On December 3, 2007, we acquired a further 24% interest in AdnaGen in consideration for approximately $600,000, bringing our total interest in AdnaGen to 85%. AdnaGen focuses on the development of innovative tumor diagnostics by utilizing its proprietary technology for the detection and analysis of rare cells. For financial reporting purposes, the acquisition of AdnaGen was treated as a business combination pursuant to SFAS No. 141. In January 2006, we acquired the rights to Cordycepin and certain analogs through the acquisition of Aengus Pharmaceuticals, Inc.; specifically, we acquired non-operational intellectual property.

Plan of Operation

Short Term Business Plan

We are a biopharmaceutical company developing innovative therapies for cancer. We believe that the use of biomarkers to 1) determine suitability of specific treatments as well as 2) provide an early indication of treatment success or failure will be key to bringing personalized targeted medicines to market.

Our product pipeline is comprised of advanced (Phase II) and early (Phase I) clinical-stage compounds, late preclinical drug candidates and early preclinical leads. We are not committed to any single treatment modality or class of compound, but believe that successful treatment of cancer requires a tailored approach based upon individual patient disease characteristics.

The extensive experience of our management team and clinical advisory board in the area of oncology drug development allows us to design and execute clinical development and registration strategies that are intended to significantly reduce the time to market for our drug candidates. In addition, the utilization of proprietary technology for detection and characterization of biomarkers expressed by circulating tumor cells (CTCs) will be particularly useful in allowing us to select patients most likely to respond to our therapies, as well as providing early feedback concerning treatment efficacy.

Our most advanced drug candidate is OVI-237, a liposomal formulation of a thymidylate synthase (TS) inhibitor which has been administered in over 150 patients so far in various Phase I and Phase II trials. The drug was in-licensed in November 2007 and we plan to continue the development of the drug by initiating a Phase II clinical trial in the second half of 2008.

Our next most advanced product candidate is Cordycepin (OVI-123) which is in Phase I/II clinical trials for refractory leukemia patients who express the enzyme terminal deoxynucleotidyl transferase (TdT). We have received orphan drug designation from the FDA for Cordycepin which affords us seven years of market exclusivity once the drug is approved for marketing. We expect to enroll the first patient on trial by the first quarter of 2008.

Our lead drug candidate from the L-nucleoside conjugate program (OVI-117) is currently in GLP animal drug safety studies. Once the studies are completed, we will compile and submit an Investigational New Drug (IND) application to the FDA in order to obtain approval to conduct Phase I clinical trials in humans.

We are also marketing kits in Europe for the detection of CTCs in breast and colon cancer patients. The kits are manufactured by AdnaGen AG (which is 85% owned by us) and marketed through an agreement with Innogenetics. We are working towards obtaining approval to market the kits in the US.

Long Term Business Strategy

If any of our clinical-stage drugs shows impressive response rates in patients, we will seek accelerated approval for marketing based on the Phase II data. Of course, at this preliminary stage there can be no assurance that any such candidates will show significant promise, and we may be obligated to conduct large, randomized Phase III clinical trials to obtain FDA approval. We plan to ultimately seek a strategic commercial partner, or partners, with extensive experience in the development, commercialization, and marketing of cancer drugs, although there can be no assurance that we will locate a strategic commercial partner or partners on terms commercially acceptable. We anticipate such partner, or partners, would be responsible for, or substantially support, late stage clinical trials (Phase III) to ensure regulatory approvals and registrations in the appropriate territories in a timely manner. We further anticipate that the partner, or partners, would be responsible for sales and marketing of our drugs in certain agreed upon territories. Such planned strategic partnership, or partnerships, may provide a marketing and sales infrastructure for our products as well as financial and operational support for global clinical trials, post marketing studies, label expansions and other regulatory requirements concerning future clinical development in the United States and elsewhere. Any future strategic partner, or partners, may also provide capital and expertise that would enable the partnership to develop new formulations of therapies suitable for patients at different stages of disease progression. Under certain circumstances, we may determine to develop one or more of our cancer therapies on our own, either world-wide or in select territories.

Other Research and Development Plans

In addition to conducting Phase I and Phase II clinical trials, we plan to conduct pre-clinical research to accomplish the following:

•	further deepen and broaden our understanding of the mechanism of action (MoA) of our products in cancer;

•	develop alternative delivery systems and determine the optimal dosage for different patient groups;

•	demonstrate proof of concept in animal models of human cancers;

•	develop biomarker panels that complement our therapeutic products, based upon knowledge of the drugs MoA;

•	develop successor products to our current products.

We also plan to pursue our interest in the application of nanotechnologies in cancer therapy through strategic alliances, partnerships and licensing agreements.

We have an on-going program in the discovery-stage that is seeking compounds that bind selectively to specific types of a protein known as tubulin. Microtubules are structures within cells that are required for cell replication and division. Many anti-cancer drugs target and bind to microtubules (including paclitaxel and Taxotere). Microtubules are formed by polymerization of tubulin proteins. There are many known variants, or isotypes, of tubulin. These isotypes occur in different proportions in different cell types. There is a body of evidence which strongly suggests that drugs that are bound by specific tubulin isotypes are active against certain drug-resistant tumors. We have licensed technologies from the University of Texas at San Antonio as well as the University of Alberta that will enable us to search for such tubulin-isotype specific drugs. We plan to put in place in our labs a high throughput screening assay to enable us to rapidly screen libraries of known compounds as well as evaluate new compounds designed and synthesized in-house. We hope that this program will eventually generate several promising lead candidates for preclinical development.

Our plan is to patent any successful inventions resulting from our future research activities and to exploit any other means that may exist to protect our future anti-cancer therapies in the commercial markets; although at this early stage there can be no assurance that there will be any successful inventions resulting from such research activities.

Other Strategic Plans

In addition to developing our existing anti-cancer drug portfolio, we plan to obtain rights to additional drug candidates through licensing, partnerships and mergers/acquisitions. Our efforts in this area will, of course, be guided by business considerations (cost of the opportunity, fit with existing portfolio, etc.) as well as input from our clinical advisory board regarding likelihood of successful clinical development and marketing approval. Our goal is to create a well-balanced product portfolio including lead molecules in different stages of development and addressing different medical needs.

Critical Accounting Policies

We have identified the policies below as critical to our business operations and the understanding of our results of operations. The impact and any associated risks related to these policies on our business operations are disclosed throughout this section where such policies affect our reported and expected financial results. Our preparation of our financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of our financial statements, and the reported amounts of revenues and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

Principles of Consolidation. Our consolidated financial statements include our accounts and those of AdnaGen AG. AdnaGen had no operations from the date of its acquisition, December 29, 2005, to December 31, 2005. Therefore, our consolidated statement of operations for the year ended December 31, 2005 is solely that of us. All intercompany balances have been eliminated.

Revenue Recognition. We recognize revenue when each of the following four criteria is met: 1) a contract or sales arrangement exists; 2) products have been shipped or services have been rendered; 3) the price of the products or services is fixed or determinable; and 4) collectibility is reasonably assured. Our customers have no right of return for products sold. Revenues are considered earned upon shipment.

Use of Estimates. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates during 2007, 2006 and 2005 include depreciable lives of property, valuation of stock options and warrants granted for services or compensation pursuant to SFAS No. 123(R), and the valuation allowance for deferred tax assets.

Inventory. Our inventory is stated at the lower of cost or market, determined by the first-in, first-out (FIFO) method. Inventory consists of finished goods in the form of select and detect breast cancer and colon cancer kits. During 2007, 2006 and 2005, there were no write-downs to net realizable value due to obsolescence.

Long-Lived Assets. Our long-lived assets, other than Goodwill, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

Goodwill and Intangibles. Goodwill represents the excess purchase price over the fair value of net assets acquired. We apply the provisions of Financial Accounting Standards Board (“FASB”) Statement No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”), in accounting for goodwill. SFAS 142 requires that goodwill and other intangible assets that have indefinite lives not be amortized but instead be tested at least annually by the reporting unit for impairment or more frequently when events or changes in circumstances indicate that the asset might be impaired. For indefinite lived intangible assets, impairment is tested by comparing the carrying value of the asset to the fair value of the reporting unit to which they are assigned.

Income Taxes. Significant management judgment is required in developing the provision for income taxes, including the determination of foreign tax liabilities, deferred tax assets and liabilities and any valuation allowances that might be required against the deferred tax assets. Our management evaluates our ability to realize our deferred tax assets on a quarterly basis and adjusts our valuation allowance when we believe that we are more likely than not that the asset will not be realized. We follow Statement of Financial Accounting Standards No. 109 “Accounting for Income Taxes” (“SFAS No. 109”). Under SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributed to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax base. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. If it is more likely than not that some portion of a deferred tax asset will not be realized, a valuation allowance is recognized.

Foreign Country Risks. We may be exposed to certain risks as a portion of our operations are being conducted in Europe. These include risks associated with, among others, the political, economic and legal environment, as well as foreign currency exchange risk. Our results may be adversely affected by change in the political and social conditions in Europe due to governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversions and remittances abroad, and rates and methods of taxation, among other things. We do not believe these risks to be significant, and no such losses have occurred in the current or prior years because of these factors. However, there can be no assurance those changes in political and other conditions will not result in any adverse impact in future periods.

Regulatory Matters. Regulations imposed by federal, state and local authorities in the United States, as well as authorities in other countries, are a significant factor in the conduct of research, development, manufacturing and eventual marketing of our products. In the United States, drugs, biological products, and medical devices are regulated by the United States Food, Drug and Cosmetic Act, which is administered by the U.S. Food and Drug Administration. In Europe, sales of diagnostic products are regulated by Directorate General III of the European Commission, which allows our subsidiary to market our products under CE label as clinical diagnostics in the European Community.

Share-Based Compensation. We follow Statement of Financial Accounting Standards No. 123(R) (revised 2004), “Share-Based Payment,” (“SFAS 123(R)”) which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors including grants of employee stock options based on estimated fair values. We have used the Black-Scholes option pricing model to estimate grant date fair value for all option grants.

Foreign Currency Translation. The financial position and results of operations of our foreign subsidiary are measured using the local currency (Euros) as the functional currency. Assets and liabilities of the subsidiary have been translated at current exchange rates as of December 31, 2006 and 2005, and as of September 30, 2007 and 2006, and related revenue and expenses have been translated at an average exchange rate for the years ended December 31, 2006 and 2005 and for the nine months ended September 30, 2007 and 2006. All equity transactions have been translated at their historical rates when the transaction occurred. The aggregate effect of translation adjustments is included as a component of accumulated other comprehensive loss and as a component of stockholders’ deficit. Transaction gains and losses related to operating assets and liabilities are included in general and administrative expense.

Recent Accounting Pronouncements

In February 2006, the FASB issued SFAS 155, “Accounting for Certain Hybrid Financial Instruments” (SFAS 155), which amends SFAS No. 133, “Accounting for Derivatives Instruments and Hedging Activities” (SFAS 133) and SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities” (SFAS 140). SFAS 155 amends SFAS 133 to narrow the scope exception for interest-only and principal-only strips on debt instruments to include only such strips representing rights to receive a specified portion of the contractual interest or principal cash flows. SFAS No. 155 also amends SFAS No. 140 to allow qualifying special-purpose entities to hold a passive derivative financial instrument pertaining to beneficial interests that it is a derivative financial instrument. We adopted SFAS No. 155 on January 1, 2007 and it did not have a material effect on our financial position, results of operations or cash flows.

In July 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 48, (“FIN 48”) “Accounting for Uncertainty in Income Taxes – An Interpretation of SFAS No. 109.” This Interpretation provides guidance for recognizing and measuring certain tax positions, as defined in FASB No. 109, “Accounting for Income Taxes.” FIN 48 prescribes a threshold condition that a tax position must meet for any of the benefit of an uncertain tax position to be recognized in the financial statements. Guidance is also provided regarding de-recognition, classification and disclosure of uncertain tax positions. FIN 48 was adopted effective January 1, 2007, and it did not have a material impact on our financial position, results of operations or cash flows.

In September 2006, the FASB issued SFAS No. 157 (“SFAS 157”), Fair Value Measurements. SFAS 157 clarifies the principle that fair value should be based on the assumptions that market participants would use when pricing an asset or liability. Additionally, it established a fair value hierarchy that prioritizes the information used to develop those assumptions. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. We do not expect the adoption of SFAS 157 to have a material impact on our financial position, results of operations or cash flows.

In September 2006, the FASB issued SFAS No. 158 (“SFAS 158”), “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R).” SFAS 158 requires employers to recognize the under funded or over funded status of a defined benefit postretirement plan as an asset or liability in its statement of financial position and to recognize changes in the funded status in the year in which the changes occur through accumulated other comprehensive income. Additionally, SFAS 158 requires employers to measure the funded status of a plan as of the date of our year-end statement of financial position. The new reporting requirements and related new footnote disclosure rules of SFAS 158 are effective for fiscal years ending after December 15, 2006. The new measurement date requirement applies for fiscal years ending after December 15, 2008. We do not expect the adoption of SFAS 158 to have a material impact on our consolidated financial position, results of operations or cash flows.

In September 2006, the Commission issued Staff Accounting Bulletin (“SAB No.108”), which expresses the views of the Commission staff regarding the process of quantifying financial statement misstatements. SAB No. 108 provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. The guidance of this SAB is effective for annual financial statements covering the first fiscal year ending after November 15, 2006. We adopted SAB No. 108 and it did not have an impact on our financial position, results of operations or cash flows.

In February 2007, the FASB issued SFAS 159, "The Fair Value Option for Financial Assets and Financial Liabilities", which permits entities to choose to measure many financial instruments and certain other items at fair value. The unrealized gains and losses on items for which the fair value option has been elected should be reported in earnings.  The decision to elect the fair value option is determined on an instrument-by-instrument basis, should be applied to an entire instrument and is irrevocable.  Assets and liabilities measured at fair values pursuant to the fair value option should be reported separately in the balance sheet from those instruments measured using other measurement attributes.  SFAS No. 159 is effective as of the beginning of our 2008 fiscal year. We will adopt SFAS No. 159 on January 1, 2008 and it is not expected to have a material effect on our financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an amendment of Accounting Research Bulletin No 51” (SFAS 160). SFAS 160 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, changes in a parent’s ownership of a noncontrolling interest, calculation and disclosure of the consolidated net income attributable to the parent and the noncontrolling interest, changes in a parent’s ownership interest while the parent retains its controlling financial interest and fair value measurement of any retained noncontrolling equity investment. SFAS 160 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. We must adopt these new requirements in our first quarter of 2009.

In December 2007, the FASB issued SFAS 141R,“Business Combinations” (“SFAS 141R”), which replaces FASB SFAS 141,“Business Combinations”. This Statement retains the fundamental requirements in SFAS 141 that the acquisition method of accounting be used for all business combinations and for an acquirer to be identified for each business combination. SFAS 141R defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control.  SFAS 141R will require an entity to record separately from the business combination the direct costs, where previously these costs were included in the total allocated cost of the acquisition.  SFAS 141R will require an entity to recognize the assets acquired, liabilities assumed, and any non-controlling interest in the acquired at the acquisition date, at their fair values as of that date.  This compares to the cost allocation method previously required by SFAS No. 141.  SFAS 141R will require an entity to recognize as an asset or liability at fair value for certain contingencies, either contractual or non-contractual, if certain criteria are met.  Finally, SFAS 141R will require an entity to recognize contingent consideration at the date of acquisition, based on the fair value at that date.  This Statement will be effective for business combinations completed on or after the first annual reporting period beginning on or after December 15, 2008.  Early adoption of this standard is not permitted and the standards are to be applied prospectively only.  Upon adoption of this standard, there would be no impact to our results of operations and financial condition for acquisitions previously completed.  The adoption of this standard will impact any acquisitions completed after January 1, 2009.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date and are not expected to have a material impact on the financial statements upon adoption.

Results of Operations

The following table sets forth, for the periods indicated, certain line items from our statement of operations, expressed as a percentage of our net sales:

	Year Ended December 31,			Nine Months Ended September 30,
	2006	2005		2007	2006
Revenues	100.0%	—	(1)	100.0%	100.0%
Operating Expenses:
Research and Development	115.8	—		109.7	108.7
General and Administrative Expenses	175.3	—		388.9	277.3
Total Operating Expenses	291.1	—		498.6	386.1
Income (Loss) from Operations	(191.1)	—		(398.6)	(286.1)
Other Income (Expense):
Interest Income	4.6	—		7.8	6.5
Impairment of Intangible Asset and Goodwill	(231.1)	—		—	—
Foreign Currency Transaction Loss	—	—		—	—
Other (Expense)	—	—		3.2	—
Interest (Expense)	(32.0)	—		(23.3)	(13.6)
Net Income (Loss)	(449.7)	—		(410.9)	(293.2)

____________
(1) No revenues were recorded during the referenced period.

Year Ended December 31, 2006 Compared to the Year Ended December 31, 2005

Revenue. Revenue increased from $0 during the year ended December 31, 2005 to $1,927,456 for the year ended December 31, 2006, of which $1,887,456 in revenue was attributable to third parties and $40,000 was attributable to related parties.

Operating Expenses. Operating expenses increased by $3,993,249, or 246.8%, to $5,611,209 for the year ended December 31, 2006 as compared to $1,617,960 for the year ended December 31, 2005, as a result of the addition of our German subsidiary and increased research and development expenses and general and administrative expenses during the year ended December 31, 2006. Research and development expenses increased by $1,590,288, or 248.0%, to $2,231,614 for the year ended December 31, 2006 as compared to $641,326 for the year ended December 31, 2005, as a result of the addition of the German subsidiary, acquisition activities, and expense of share based compensation. General and administrative expenses increased $2,402,961, or 246.0% from $976,634 for the year ended December 31, 2005 to $3,379,595 for the year ended December 31, 2006, primarily as a result of the addition of the German subsidiary and increased professional fees, including legal and accounting costs, and expenses related to share based compensation during the year ended December 31, 2006. General and administrative costs are expected to increase in future periods due to additional costs for professional services related to becoming a public company along with insurance and other additional costs.

Other Income (Expense). Other income (expense) increased by $4,986,356 to $(4,984,469) during the year ended December 31, 2006 as compared to $1,887 for the year ended December 31, 2005 as a result of the following:

•	an increase in interest income of $80,127 to $88,498 for the year ended December 31, 2006, as compared to $8,371 for the year ended December 31, 2005;

•	a charge of $4,456,035 during the year ended December 31, 2006 attributable to the impairment of intangible assets and goodwill associated with our German subsidiary; and

•	an increase in interest expense of $610,448 to $616,932 during the year ended December 31, 2006 as compared to $6,484 for the year ended December 31, 2005.

Net Income (Loss). As a result of the foregoing, our net (loss) increased by $(7,052,149) to $(8,668,222) for the year ended December 31, 2006 as compared to a net (loss) of $(1,616,073) for the year ended December 31, 2005.

Nine Months Ended September 30, 2007 Compared to the Nine Months Ended September 30, 2006

Revenue. Revenue decreased by $325,389, or -31%, to $725,078, during the nine months ended September 30, 2007 from $1,050,467 for the nine months ended September 30, 2006, all of which was attributable to third parties.

Operating Expenses. Operating expenses decreased by $440,680, or -11%, to $3,614,975 during the nine months ended September 30, 2007 from $4,055,655 for the nine months ended September 30, 2006, as a result of decreased research and development expenses and general and administrative expenses during the nine months ended September 30, 2007. Research and development expenses decreased by $347,289, or -30%, to $795,074, during the nine months ended September 30, 2007 from $1,142,363 for the nine months ended September 30, 2006, primarily due to a decrease in share-based compensation. General and administrative expenses decreased by $93,391, or -3%, to $2,819,901 during the nine months ended September 30, 2007 from $2,913,292 for the nine months ended September 30, 2006, primarily as a result of a decrease in expenses for stock based compensation and savings realized from reorganizing our German subsidiary, partially offset by increased professional fees. General and administrative costs are expected to increase in future periods due to additional costs associated with being a publicly traded company.

Other Income (Expense). Other expense - net increased by $14,748, or 19.8%, to $89,217, during the nine months ended September 30, 2007 from $74,469 for the nine months ended September 30, 2006, primarily as a result of an increase in interest expense and a decrease in interest income, partially offset by an increase in other income.

Net Loss. As a result of the foregoing, net loss decreased by $100,543, or -3%, to $2,979,114, during the nine months ended September 30, 2007 from $3,079,657 for the nine months ended September 30, 2006.

Liquidity and Capital Resources

To date, we have financed our operations principally through proceeds of offerings of securities exempt from the registration requirements of the Securities Act, including a private offering of securities the proceeds of which were used to partially purchase approximately 95.7% of our then outstanding common stock. We believe that our available resources and cash flow will be sufficient to meet our anticipated operating cash needs for at least the next nine months. We can provide no assurance that additional funding will be available on terms acceptable to us, or at all. Accordingly, we may not be able to secure the funding which is required to expand research and development programs beyond their current levels or at levels that may be required in the future. If we cannot secure adequate financing, we may be required to delay, scale back or eliminate one or more of our research and development programs or to enter into license or other arrangements with third parties to commercialize products or technologies that we would otherwise seek to develop and commercialize itself. Our future capital requirements will depend upon many factors, including:

•	continued scientific progress in our research and development programs;

•	costs and timing of conducting clinical trials and seeking regulatory approvals and patent prosecutions;

•	competing technological and market developments;

•	our ability to establish additional collaborative relationships; and

•	the effect of commercialization activities and facility expansions if and as required.

Accordingly, we will be required to issue equity or debt securities or enter into other financial arrangements, including relationships with corporate and other partners, in order to raise additional capital. Depending upon market conditions, we may not be successful in raising sufficient additional capital for our long-term requirements. In such event, our business, prospects, financial condition, and results of operations could be materially adversely affected.

Operating Activities

For the year ended December 31, 2006, net cash used in operating activities was $2,914,591, compared to $1,184,814 for the year ended December 31, 2005. Such increase was primarily attributable to an increase in our net loss during the year ended December 31, 2006 of $7,052,149, or 436.4%, to $8,668,222, compared to $1,616,073 during the year ended December 31, 2005.

For the nine months ended September 30, 2007, net cash flow used in operating activities increased slightly to aproximately $2,199,000 compared to $2,175,000 for the nine months ended September 30, 2006, primarily attributable to a decrease in share-based compensation and our  net loss, offset by an increase in liabilities.

We lease space from a related party under a lease that expires on Dec. 31, 2009, with minimum annual rentals as follows:

Year Ending	Annual Rental

2007	$158,760
2008	$166,698
2009	$175,033

Investing Activities

For the year ended December 31, 2006, net cash used in investing activities was $29,391, as compared to $727,854 during the year ended December 31, 2005. During the year ended December 31, 2006, such cash was utilized to acquire additional equipment, while during the year ended December 31, 2005, $1,101,369 was used to acquire a controlling interest in AdnaGen, offset by $373,515 in cash acquired in such acquisition.

For the nine months ended September 30, 2007, net cash used in investing activities was aproximately $2,000, in comparison with aproximately $29,000 during the nine months ended September 30, 2006, due to a decrease in equipment purchases.

Financing Activities

Cash provided by financing activities decreased by $1,411,265, or 35.9%, to $2,518,174 during the year ended December 31, 2006, from $3,929,439 during the year ended December 31, 2005.

For the nine months ended September 30, 2007, net cash provided by financing activities increased by aproximately $4,210,000 to $6,155,000 during the nine months ended September 30, 2007, compared to $1,945,000 during the nine months ended September 30, 2006, primarily as a result of the 2007 Private Placement described below.

On August 15, 2007, OncoVista-Sub completed the closing of a private placement whereby it sold to accredited investors a total of 970,712 units at $7.00 per share, each unit consisting of four shares of OncoVista-Sub common stock and a warrant to acquire one share of OncoVista-Sub common stock (the “2007 Private Placement”). The net proceeds of the private placement were approximately $6,223,000 after payment of placement agent fees and related expenses of $570,500. In connection with the private placement, OncoVista-Sub issued warrants to its placement agent, Maxim Group, LLC, to acquire 278,857 shares of OncoVista-Sub common stock. The warrants and placement agent warrants (the “Warrants”) are exercisable through August 15, 2012 at the exercise price of $2.50 per share, subject to adjustment for stock splits, stock dividends, distributions, reorganizations, reclassifications, consolidations and mergers. The Warrants may also be exercised on a cashless or net issuance basis if after August 15, 2008 there is no effective registration statement covering the resale of the shares of common stock and shares underlying the warrants. The offering was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended and Rule 506 of Regulation D as promulgated by the Commission.

As a result of the rever merger that closed on November 13, 2007, all shares issued in the 2007 Private Placement were exchanged for our shares of common stock and the Warrants became exercisable for shares of our common stock. In connection with the 2007 Private Placement, we granted registration rights to the purchasers in the 2007 Private Placement to register, under the Securities Act, at our expense the shares of common stock issued in the 2007 Private Placement and the shares of common stock issuable upon exercise of the Warrants.

Quantitative and Qualitative Disclosures about Market Risk

We believe that changes in interest rates shall not have a material effect on our liquidity, financial condition or results of operations.

Impact of Inflation

Management believes that results of operations are not dependent upon moderate changes in inflation rates as we expect to be able to pass along component price increases to our customers.

Seasonality

We have not experienced any material seasonality in operations or business.

Item 9.01  Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

Unaudited Consolidated Financial Statements of OncoVista, Inc. as of September 30, 2007 and 2006 (including balance sheets, statements of operations, cash flows for the nine months then ended and notes related thereto are filed) as Exhibit 99.1 hereto.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits

99.1
Unaudited Consolidated Financial Statements of OncoVista, Inc. as of September 30, 2007 and 2006 (including balance sheets, statements of operations, cash flows for the nine months then ended and notes related thereto are filed).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 14, 2008

OncoVista Innovative Therapies, Inc.

By:	/s/ Alexander L. Weis
Name:	Alexander L. Weis, Ph.D.
Title:	Chief Executive Officer